8-K
       1




                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                  FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                               July 14, 2000
                      (Date of Earliest Event Reported)


                       Commission File Number 1-15497
                           RecycleNet Corporation
           (Exact name of small business issuer in its charter)

              Utah                               87-0301924
  (State or other jurisdiction of     (IRS Employer Identification No.)
   incorporation or organization)


               7 Darren Place, Guelph, ON N1H 6J2, CANADA
       (Address of principal executive offices, including Zip Code)

                               519-767-2913
                     (Registrant's telephone number,)



ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

None; not applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On July 14, 2000, RecycleNet Corporation acquired all of the outstanding capital stock of metalworld.com, inc. for $4,107,320, including transaction costs. The consideration for the acquisition was 27,322,608 of common stock having a fair market value of $4,107,320.

The excess of the purchase price over the fair value of the net assets acquired was $4,077,900 which has been allocated to goodwill.

The assets of metalworld.com, inc. included the Internet portal MetalWorld, as well as the domain name metalworld.com and approximately $25,000 USD.

There were no outstanding liabilities or debts in metalworld.com.

The metalworld.com shares were acquired primarily from current holders of Class N shares of the registrant. The class N shares are convertible into common shares of the registrant on a one-for-one basis at the discretion of the holders thereof. The largest shareholder of metalworld.com, inc. was Inter-Continental Recycling Inc., which received 22,950,000 common shares of the registrant, or 84% of the shares issued by it, in the acquisition. Inter-Continental Recycling, Inc., owns 58,033,269 Class N shares of the registrant, which is 87% of the currently outstanding Class N shares of the registrant. Inter-Continental is beneficially owned by Paul Roszel, the President and a director of the registrant. In addition, Mr. Roszel owns of record 5,526,312 Class N shares, or 8.3% of the outstanding class N shares of the registrant and he and his wife received an aggregate of 923,847 common shares of the registrant, directly and indirectly, in exchange for their shares in metalworld.com, inc.

Richard Ivanovick, an officer and director of the registrant, holds directly and indirectly an aggregate of 636,422 Class N shares of the registrant and received
612,000 common shares in exchange for shares in metalworld.com, inc. owned by him.

ITEM 3.  BANKRUPCY OR RECEIVERSHIP

None; not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

None; not applicable.

ITEM 5.  OTHER EVENTS

None; not applicable.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

None; not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

None; not applicable.

ITEM 8.  CHANGE IN FISCAL YEAR

None; not applicable.

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION 5

None; not applicable.


                        Signatures

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  RECYCLENET CORPORATION
                                         August 14, 2000


                                  BY:  /s/ Paul Roszel
                                     ------------------------
                                     Paul Roszel, Chairman
                                      of the Board of Directors